Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

[DRAFT 9]	Cameron Klaus Global Communications 407-513-6066 cameron.klaus@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports
Second Quarter 2023 Financial Results
ORLANDO, Fla. – August 2, 2023 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) reported second quarter 2023 financial results.
Second Quarter 2023 Highlights
•Consolidated Vacation Ownership contract sales were $453 million, a 10% decrease compared to the second quarter of 2022, and VPG was $3,968.
•Net income attributable to common shareholders was $90 million compared to $136 million in the prior year, and fully diluted earnings per share decreased 27% to $2.17.
•Adjusted net income attributable to common shareholders was $90 million compared to $131 million in the prior year, and adjusted fully diluted earnings per share decreased 24% to $2.19.
•Adjusted EBITDA decreased 13% compared to the prior year to $222 million.
•The Company repurchased 621,000 shares of its common stock for $82 million during the quarter and paid a quarterly dividend of $26 million. The Board of Directors also increased the Company’s share repurchase authorization during the quarter to $600 million.
•The Company updated its full year outlook.
“Occupancy was nearly 90% in the second quarter reflecting the continued high demand for vacation experiences from our Owners, members and guests. However, with the tough comparison from last year, as well as the continued transition to the Abound by Marriott Vacations program and the integration of our Hyatt and legacy-Welk businesses, contract sales declined 10% in the quarter, though we still expect to grow contract sales for the full year and generate significant cash flow from operations,” said John Geller, president and chief executive officer. “While the changes to our programs impacted our near-term results, I am confident these are the right strategic changes that will position us for long-term growth.”
Vacation Ownership
Revenues excluding cost reimbursements decreased 2% in the second quarter of 2023 compared to the prior year. The decline was driven by a 10% year-over-year reduction in consolidated contract sales resulting from 14% lower VPG, partially offset by 4% higher tours. While the Company expected VPGs to decline due to the tough comparison to the prior year, we saw larger declines at the legacy-Vistana sites due to the continued transition associated with the launch of Abound by Marriott Vacations. In addition, VPG was impacted by the continued alignment of the Hyatt and Legacy-Welk business models and sales processes.
Segment financial results attributable to common shareholders were $224 million in the second quarter of 2023 compared to $277 million in the prior year and Segment margin was 30%. Development profit declined $12 million year-over-year primarily due to lower contract sales and higher sales reserve while Development profit margin was 31%. Rental profit was down $19 million

Marriott Vacations Worldwide Reports Second Quarter 2023 Financial Results / 2
primarily due to lower rental occupancy and higher unsold inventory costs. As a result, Segment Adjusted EBITDA was $245 million compared to $274 million in the prior year while Segment Adjusted EBITDA margin remained strong at more than 32%.
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 11% in the second quarter of 2023 compared to the prior year and decreased 4% excluding the sale of VRI Americas in April of 2022. Interval International active members decreased 2% compared to the prior year to 1.6 million but were in-line with first quarter of 2023, and Average revenue per member increased 1% year-over-year.
Segment financial results attributable to common shareholders were $24 million in the second quarter of 2023, Segment margin was 40% and Segment Adjusted EBITDA was $32 million. Excluding the VRI Americas business, Segment Adjusted EBITDA declined $3 million compared to the prior year due to lower management fees at Aqua-Aston and Adjusted EBITDA margin was 52%.
Corporate and Other
General and administrative costs were largely unchanged in the second quarter of 2023 compared to the prior year primarily as a result of new product development initiatives and higher wage and benefit costs offset by lower variable compensation.
Balance Sheet and Liquidity
The Company ended the quarter with approximately $1.0 billion in liquidity, including $242 million of cash and cash equivalents, $59 million of gross notes receivable that were eligible for securitization, and $684 million of available capacity under its revolving corporate credit facility.
At the end of the second quarter of 2023, the Company had $3.0 billion of corporate debt and $2.0 billion of non-recourse debt related to its securitized notes receivable.
Full Year 2023 Outlook
The Company is updating its full year 2023 outlook as reflected in the chart below. The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2023 expected GAAP results for the Company.
In the table below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(in millions, except per share amounts)	2023 Guidance
Contract sales	$1,840	to	$1,900
Net income attributable to common shareholders	$355	to	$375
Earnings per share - diluted	$8.51	to	$8.96
Net cash, cash equivalents and restricted cash provided by operating activities	$360	to	$395
Adjusted EBITDA*	$880	to	$910
Adjusted earnings per share - diluted*	$9.76	to	$10.22
Adjusted free cash flow*	$540	to	$600
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present

Marriott Vacations Worldwide Reports Second Quarter 2023 Financial Results / 3
certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Second Quarter 2023 Financial Results Conference Call
The Company will hold a conference call on August 3, 2023 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for contract sales, cash flows, future growth and projections for full year 2023. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of a future health crisis, including its short and longer-term impacts on consumer confidence and demand for travel, and the pace of recovery following a health crisis; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price and wage inflation; global supply chain disruptions; volatility in the international and national economy and credit markets; impact of the current or a future banking crisis; the ongoing war between Russia and Ukraine and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of rising interest rates; political or social strife; difficulties associated with implementing new or maintaining existing technology; changes in privacy laws and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedule Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 2, 2023

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active members, average revenue per member, and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2023	June 30, 2022		June 30, 2023	June 30, 2022
Key Measures
Total consolidated contract sales	$453	$506	(10%)	$887	$900	(1%)
VPG	$3,968	$4,613	(14%)	$4,150	$4,653	(11%)
Tours	106,746	102,857	4%	199,636	181,362	10%
Total active Interval International members (000's)(1)	1,566	1,596	(2%)	1,566	1,596	(2%)
Average revenue per Interval International member	$39.30	$38.79	1%	$81.35	$83.32	(2%)

GAAP Measures
Revenues	$1,178	$1,164	1%	$2,347	$2,216	6%
Income before income taxes and noncontrolling interests	$140	$178	(22%)	$268	$268	—%
Net income attributable to common shareholders	$90	$136	(34%)	$177	$194	9%
Diluted shares	43.8	46.5	(6%)	44.1	47.2	(7%)
Earnings per share - diluted	$2.17	$2.97	(27%)	$4.23	$4.18	1%

Non-GAAP Measures*
Adjusted EBITDA	$222	$255	(13%)	$425	$443	(4%)
Adjusted pretax income	$140	$181	(22%)	$270	$301	(10%)
Adjusted net income attributable to common shareholders	$90	$131	(31%)	$199	$212	(6%)
Adjusted earnings per share - diluted	$2.19	$2.87	(24%)	$4.73	$4.55	4%

Segment Adjusted EBITDA*
Vacation Ownership Segment	$245	$274	(11%)	$474	$473	NM
Exchange & Third-Party Management Segment	$32	$35	(10%)	$69	$78	(12%)

(1) Includes members at the end of each period.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NM = Not meaningful.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
REVENUES
Sale of vacation ownership products	$391	$425	$766	$735
Management and exchange	206	203	406	425
Rental	146	140	297	273
Financing	80	72	158	143
Cost reimbursements	355	324	720	640
TOTAL REVENUES	1,178	1,164	2,347	2,216
EXPENSES
Cost of vacation ownership products	66	80	124	140
Marketing and sales	206	214	416	396
Management and exchange	110	102	217	229
Rental	112	87	225	168
Financing	25	23	51	44
General and administrative	64	64	132	125
Depreciation and amortization	34	32	66	65
Litigation charges	2	2	5	5
Royalty fee	29	29	58	56
Impairment	—	—	4	—
Cost reimbursements	355	324	720	640
TOTAL EXPENSES	1,003	957	2,018	1,868
Gains and other income, net	10	37	31	41
Interest expense, net	(36)	(30)	(70)	(57)
Transaction and integration costs	(10)	(37)	(23)	(65)
Other	1	1	1	1
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	140	178	268	268
Provision for income taxes	(50)	(43)	(91)	(75)
NET INCOME	90	135	177	193
Net loss attributable to noncontrolling interests	—	1	—	1
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$90	$136	$177	$194

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic shares	36.9	41.3	37.1	41.9
Basic	$2.46	$3.30	$4.78	$4.64
Diluted shares	43.8	46.5	44.1	47.2
Diluted	$2.17	$2.97	$4.23	$4.18

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2023
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$391	$—	$—	$391
Management and exchange(1)
Ancillary revenues	70	1	—	71
Management fee revenues	45	5	(1)	49
Exchange and other services revenues	32	45	9	86
Management and exchange	147	51	8	206
Rental	135	11	—	146
Financing	80	—	—	80
Cost reimbursements(1)	359	3	(7)	355
TOTAL REVENUES	$1,112	$65	$1	$1,178

PROFIT
Development	$119	$—	$—	$119
Management and exchange(1)	78	21	(3)	96
Rental(1)	19	11	4	34
Financing	55	—	—	55
TOTAL PROFIT	271	32	1	304

OTHER
General and administrative	—	—	(64)	(64)
Depreciation and amortization	(23)	(8)	(3)	(34)
Litigation charges	(3)	—	1	(2)
Royalty fee	(29)	—	—	(29)
Gains and other income, net	7	—	3	10
Interest expense, net	—	—	(36)	(36)
Transaction and integration costs	—	—	(10)	(10)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	224	24	(108)	140
Provision for income taxes	—	—	(50)	(50)
NET INCOME (LOSS)	224	24	(158)	90
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$224	$24	$(158)	$90
SEGMENT MARGIN(2)	30%	40%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2022
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$425	$—	$—	$425
Management and exchange(1)
Ancillary revenues	66	1	—	67
Management fee revenues	41	11	(1)	51
Exchange and other services revenues	33	46	6	85
Management and exchange	140	58	5	203
Rental	129	11	—	140
Financing	72	—	—	72
Cost reimbursements(1)	325	5	(6)	324
TOTAL REVENUES	$1,091	$74	$(1)	$1,164

PROFIT
Development	$131	$—	$—	$131
Management and exchange(1)	80	26	(5)	101
Rental(1)	38	11	4	53
Financing	49	—	—	49
TOTAL PROFIT	298	37	(1)	334

OTHER
General and administrative	—	—	(64)	(64)
Depreciation and amortization	(22)	(7)	(3)	(32)
Litigation charges	(2)	—	—	(2)
Royalty fee	(29)	—	—	(29)
Gains (losses) and other income (expense), net	32	16	(11)	37
Interest expense, net	—	—	(30)	(30)
Transaction and integration costs	(1)	—	(36)	(37)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	277	46	(145)	178
Provision for income taxes	—	—	(43)	(43)
NET INCOME (LOSS)	277	46	(188)	135
Net loss attributable to noncontrolling interests(1)	—	—	1	1
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$277	$46	$(187)	$136
SEGMENT MARGIN(2)	36%	66%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the six months ended June 30, 2023
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$766	$—	$—	$766
Management and exchange(1)
Ancillary revenues	131	2	—	133
Management fee revenues	90	13	(2)	101
Exchange and other services revenues	61	92	19	172
Management and exchange	282	107	17	406
Rental	276	21	—	297
Financing	158	—	—	158
Cost reimbursements(1)	727	8	(15)	720
TOTAL REVENUES	$2,209	$136	$2	$2,347

PROFIT
Development	$226	$—	$—	$226
Management and exchange(1)	149	47	(7)	189
Rental(1)	44	21	7	72
Financing	107	—	—	107
TOTAL PROFIT	526	68	—	594

OTHER
General and administrative	—	—	(132)	(132)
Depreciation and amortization	(46)	(16)	(4)	(66)
Litigation charges	(6)	—	1	(5)
Royalty fee	(58)	—	—	(58)
Impairment	(4)	—	—	(4)
Gains and other income, net	16	—	15	31
Interest expense, net	—	—	(70)	(70)
Transaction and integration costs	—	—	(23)	(23)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	429	52	(213)	268
Provision for income taxes	—	—	(91)	(91)
NET INCOME (LOSS)	429	52	(304)	177
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$429	$52	$(304)	$177
SEGMENT MARGIN(2)	29%	41%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the six months ended June 30, 2022
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$735	$—	$—	$735
Management and exchange(1)
Ancillary revenues	120	2	—	122
Management fee revenues	83	21	(4)	100
Exchange and other services revenues	63	99	41	203
Management and exchange	266	122	37	425
Rental	251	22	—	273
Financing	143	—	—	143
Cost reimbursements(1)	652	14	(26)	640
TOTAL REVENUES	$2,047	$158	$11	$2,216

PROFIT
Development	$199	$—	$—	$199
Management and exchange(1)	152	57	(13)	196
Rental(1)	70	22	13	105
Financing	99	—	—	99
TOTAL PROFIT	520	79	—	599

OTHER
General and administrative	—	—	(125)	(125)
Depreciation and amortization	(44)	(16)	(5)	(65)
Litigation charges	(5)	—	—	(5)
Royalty fee	(56)	—	—	(56)
Losses and other expense, net	35	16	(10)	41
Interest expense, net	—	—	(57)	(57)
Transaction and integration costs	(1)	—	(64)	(65)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	450	79	(261)	268
Provision for income taxes	—	—	(75)	(75)
NET INCOME (LOSS)	450	79	(336)	193
Net loss attributable to noncontrolling interests(1)	—	—	1	1
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$450	$79	$(335)	$194
SEGMENT MARGIN(2)	32%	55%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Consolidated contract sales	$453	$506	$887	$900
Less resales contract sales	(10)	(11)	(21)	(20)
Consolidated contract sales, net of resales	443	495	866	880
Plus:
Settlement revenue	9	9	17	16
Resales revenue	6	4	12	8
Revenue recognition adjustments:
Reportability	5	(14)	5	(47)
Sales reserve	(45)	(37)	(83)	(66)
Other(1)	(27)	(32)	(51)	(56)
Sale of vacation ownership products	391	425	766	735
Less:
Cost of vacation ownership products	(66)	(80)	(124)	(140)
Marketing and sales	(206)	(214)	(416)	(396)
Development profit	119	131	226	199
Revenue recognition reportability adjustment	(3)	11	(3)	35
Purchase accounting adjustments	2	5	4	9
Adjusted development profit*	$118	$147	$227	$243
Development profit margin	30.8%	31.0%	29.6%	27.1%
Adjusted development profit margin*	30.4%	33.6%	29.8%	31.3%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income attributable to common shareholders	$90	$136	$177	$194
Provision for income taxes	50	43	91	75
Income before income taxes attributable to common shareholders	140	179	268	269
Certain items:
ILG integration	6	33	$15	$58
Welk acquisition and integration	4	2	8	5
Other transaction costs	—	2	—	2
Transaction and integration costs	10	37	23	65
Early redemption of senior secured notes	—	—	10	—
Gain on disposition of hotel/land	(7)	(33)	(7)	(33)
Gain on disposition of VRI Americas	—	(16)	—	(16)
Foreign currency translation	(2)	8	(4)	7
Insurance proceeds	—	(2)	(2)	(5)
Change in indemnification asset	(1)	3	(24)	3
Other	—	3	(4)	3
Gains and other income, net	(10)	(37)	(31)	(41)
Purchase accounting adjustments	1	5	3	8
Litigation charges	2	2	5	5
Impairment	—	—	4	—
Early termination of VRI management contract	—	(2)	—	(2)
Change in estimate relating to pre-acquisition contingencies	—	(3)	—	(3)
Other	(3)	—	(2)	—
Adjusted pretax income*	140	181	270	301
Provision for income taxes	(50)	(50)	(71)	(89)
Adjusted net income attributable to common shareholders*	$90	$131	$199	$212

Diluted shares	43.8	46.5	44.1	47.2
Adjusted earnings per share - Diluted*	$2.19	$2.87	$4.73	$4.55

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$90	$136	$177	$194
Interest expense, net	36	30	70	57
Provision for income taxes	50	43	91	75
Depreciation and amortization	34	32	66	65
Share-based compensation	12	12	19	20
Certain items:
ILG integration	6	33	15	58
Welk acquisition and integration	4	2	8	5
Other transaction costs	—	2	—	2
Transaction and integration costs	10	37	23	65
Early redemption of senior secured notes	—	—	10	—
Gain on disposition of hotel/land	(7)	(33)	(7)	(33)
Gain on disposition of VRI Americas	—	(16)	—	(16)
Foreign currency translation	(2)	8	(4)	7
Insurance proceeds	—	(2)	(2)	(5)
Change in indemnification asset	(1)	3	(24)	3
Other	—	3	(4)	3
Gains and other income, net	(10)	(37)	(31)	(41)
Purchase accounting adjustments	1	5	3	8
Litigation charges	2	2	5	5
Impairment	—	—	4	—
Early termination of VRI management contract	—	(2)	—	(2)
Change in estimate relating to pre-acquisition contingencies	—	(3)	—	(3)
Other	(3)	—	(2)	—
ADJUSTED EBITDA*	$222	$255	$425	$443
ADJUSTED EBITDA MARGIN*	27%	30%	26%	28%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$224	$277	$429	$450
Depreciation and amortization	23	22	46	44
Share-based compensation	3	2	4	3
Certain items:
Transaction and integration costs	—	1	—	1
Gain on disposition of hotel/land	(7)	(33)	(7)	(33)
Foreign currency translation	—	1	—	1
Insurance proceeds	—	—	(2)	(3)
Change in indemnification asset	—	—	(3)	—
Other	—	—	(4)	—
Gains and other income, net	(7)	(32)	(16)	(35)
Purchase accounting adjustments	1	5	3	8
Litigation charges	3	2	6	5
Impairment	—	—	4	—
Change in estimate relating to pre-acquisition contingencies	—	(3)	—	(3)
Other	(2)	—	(2)	—
SEGMENT ADJUSTED EBITDA*	$245	$274	$474	$473
SEGMENT ADJUSTED EBITDA MARGIN*	32%	36%	32%	34%

EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$24	$46	$52	$79
Depreciation and amortization	8	7	16	16
Share-based compensation	—	—	1	1
Certain items:
Gain on disposition of VRI Americas	—	(16)	—	(16)
Early termination of VRI management contract	—	(2)	—	(2)
SEGMENT ADJUSTED EBITDA*	$32	$35	$69	$78
SEGMENT ADJUSTED EBITDA MARGIN*	52%	52%	54%	54%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$242	$524
Restricted cash (including $78 and $85 from VIEs, respectively)	238	330
Accounts receivable, net (including $14 and $13 from VIEs, respectively)	313	292
Vacation ownership notes receivable, net (including $1,863 and $1,792 from VIEs, respectively)	2,272	2,198
Inventory	660	660
Property and equipment, net	1,221	1,139
Goodwill	3,117	3,117
Intangibles, net	884	911
Other (including $87 and $76 from VIEs, respectively)	535	468
TOTAL ASSETS	$9,482	$9,639

LIABILITIES AND EQUITY
Accounts payable	$209	$356
Advance deposits	175	158
Accrued liabilities (including $3 and $5 from VIEs, respectively)	322	369
Deferred revenue	417	344
Payroll and benefits liability	174	251
Deferred compensation liability	154	139
Securitized debt, net (including $2,052 and $1,982 from VIEs, respectively)	2,028	1,938
Debt, net	3,001	3,088
Other	180	167
Deferred taxes	344	331
TOTAL LIABILITIES	7,004	7,141

Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,806,578 and 75,744,524 shares issued, respectively	1	1
Treasury stock — at cost; 39,337,085 and 38,263,442 shares, respectively	(2,213)	(2,054)
Additional paid-in capital	3,947	3,941
Accumulated other comprehensive income	23	15
Retained earnings	718	593
TOTAL MVW SHAREHOLDERS' EQUITY	2,476	2,496
Noncontrolling interests	2	2
TOTAL EQUITY	2,478	2,498
TOTAL LIABILITIES AND EQUITY	$9,482	$9,639

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
OPERATING ACTIVITIES
Net income	$177	$193
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	66	65
Amortization of debt discount and issuance costs	12	10
Vacation ownership notes receivable reserve	79	66
Share-based compensation	19	20
Impairment charges	2	—
Gains and other income, net	(7)	(47)
Deferred income taxes	10	29
Net change in assets and liabilities:
Accounts and contracts receivable	(31)	59
Vacation ownership notes receivable originations	(470)	(483)
Vacation ownership notes receivable collections	308	365
Inventory	46	25
Other assets	(61)	(63)
Accounts payable, advance deposits and accrued liabilities	(129)	8
Deferred revenue	69	19
Payroll and benefit liabilities	(78)	7
Deferred compensation liability	7	4
Other liabilities	12	—
Deconsolidation of certain Consolidated Property Owners' Associations	—	(48)
Purchase of vacation ownership units for future transfer to inventory	—	(12)
Other, net	(4)	1
Net cash, cash equivalents and restricted cash provided by operating activities	27	218
INVESTING ACTIVITIES
Proceeds from disposition of subsidiaries, net of cash and restricted cash transferred	—	93
Capital expenditures for property and equipment (excluding inventory)	(63)	(23)
Issuance of note receivable to VIE	—	(47)
Purchase of company owned life insurance	(4)	(11)
Other dispositions, net	14	3
Net cash, cash equivalents and restricted cash (used in) provided by investing activities	(53)	15
Continued

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In millions)
(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
FINANCING ACTIVITIES
Borrowings from securitization transactions	743	477
Repayment of debt related to securitization transactions	(651)	(485)
Proceeds from debt	515	125
Repayments of debt	(706)	(125)
Finance lease incentive	10	—
Finance lease payment	(2)	(2)
Payment of debt issuance costs	(6)	(9)
Repurchase of common stock	(162)	(312)
Payment of dividends	(80)	(75)
Payment of withholding taxes on vesting of restricted stock units	(10)	(22)
Net cash, cash equivalents and restricted cash used in financing activities	(349)	(428)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	1	(2)
Change in cash, cash equivalents and restricted cash	(374)	(197)
Cash, cash equivalents and restricted cash, beginning of period	854	803
Cash, cash equivalents and restricted cash, end of period	$480	$606

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2023 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net income attributable to common shareholders	$355	$375
Provision for income taxes	163	173
Income before income taxes attributable to common shareholders	518	548
Certain items(1)	45	45
Adjusted pretax income*	563	593
Provision for income taxes	(153)	(163)
Adjusted net income attributable to common shareholders*	$410	$430
Earnings per share - Diluted(2)	$8.51	$8.96
Adjusted earnings per share - Diluted(2)*	$9.76	$10.22
Diluted shares(2)	43.9	43.9

2023 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net income attributable to common shareholders	$355	$375
Interest expense	145	145
Provision for income taxes	163	173
Depreciation and amortization	135	135
Share-based compensation	37	37
Certain items(1)	45	45
Adjusted EBITDA*	$880	$910

(1) Certain items adjustment includes $50 million of anticipated transaction and integration costs, $14 million of anticipated purchase accounting adjustments, $10 million of anticipated litigation charges, and $4 million of impairments, partially offset by $31 million of gains and other income, net, and $2 million of other adjustments.

(2) We expect 6.5 million shares to be included in diluted shares, reflecting the assumed conversion of our convertible notes and an add back of $18 million for interest expense to the numerator of the diluted earnings per share calculation.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2023 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net cash, cash equivalents and restricted cash provided by operating activities	$360	$395
Capital expenditures for property and equipment (excluding inventory)	(110)	(125)
Borrowings from securitizations, net of repayments	90	130
Securitized debt issuance costs	(12)	(12)
Free cash flow*	328	388
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	120	120
Certain items(2)	92	92
Adjusted free cash flow*	$540	$600

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2022 and 2023 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of anticipated transaction and integration costs.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2023	$434	$453
	2022	$394	$506	$483	$454	$1,837
	2021	$226	$362	$380	$406	$1,374

VPG
	2023	$4,358	$3,968
	2022	$4,706	$4,613	$4,353	$4,088	$4,421
	2021	$4,644	$4,304	$4,300	$4,305	$4,356

Tours
	2023	92,890	106,746
	2022	78,505	102,857	104,000	105,231	390,593
	2021	45,871	79,900	84,098	89,495	299,364

Exchange & Third-Party Management
Total active Interval International members (000's)(1)
	2023	1,568	1,566
	2022	1,606	1,596	1,591	1,566	1,566
	2021	1,479	1,321	1,313	1,296	1,296

Average revenue per Interval International member
	2023	$42.07	$39.30
	2022	$44.33	$38.79	$38.91	$35.60	$157.97
	2021	$47.13	$46.36	$42.95	$42.93	$179.48

(1) Includes members at the end of each period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to shareholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.